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                                                                EXHIBIT (10)(cc)

                                C-COR.net Corp.
                          PROFIT INCENTIVE PLAN (PIP)
                               FISCAL YEAR 2001

1.   Conceptual Basis of the Plan

The PIP plan is based upon the achievement of specific financial goals of the Corporation as established on an annual basis by the Board of Directors. The PIP plan provides the opportunity for employees to receive an incentive payment for accomplishment of these specific financial goals. The plan initiates payments based on the achievement of 85% or greater of total company operating income* or earnings per share** dependent upon participant eligibility. The basic payment formula is as follows:

Key Executives (as defined in Attachment A):

     % of defined profit per key executive*** = PIP Payment

Employees (excluding key executives):

     Employee's base wages X approved %  = PIP Payment

* Total Operating income excludes one-time merger and acquisition related costs, interest and other income expense, and operating income from new acquisitions during the year.

**Earnings Per Share excludes one-time merger and acquisition related charges but includes interest and other income/expense and operating income from new acquisitions during the year.

***The President/CEO receives an amount equal to three times the key executive PIP payment.

2.   Participant Eligibility

Full-time, active employees and part-time, active employees (working a minimum of 20 hours per week/1040 hours per year) of C-COR.net Corp., Convergence.com, Silicon Valley Communications, Inc. and C-COR Canada are eligible for this program.

The following wholly owned subsidiaries are not eligible:
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- Employees of C-COR Europe, B.V. (unless included as key executive)
- Employees of C-COR de Mexico, S.A. de C.V.
- Employees on Sales or Marketing Commission or Incentive Plans
- Employees of Worldbridge Broadband Services, Inc.
- Employees who are provided a specifically identified, alternative incentive bonus
- Temporary Agency Employees, Independent Contractors, Co-op and Intern (part-time) Employees

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New Hires within the Fiscal Year and / or Terminated Employees -

An employee is eligible for a quarterly PIP payment only if they have worked the full fiscal quarter.

An employee is eligible to receive a year-end PIP payment if they worked at least one full fiscal quarter during the 12-month period and were on the payroll at the end of the fiscal year.

Note: The formula for calculating a PIP payment takes into account the pro-rationing of the payment amount to reflect the amount of time the individual was actively employed during the payment period.

Employees on Leave (Disability; Workers' Compensation; FMLA; Military Leave) -

An employee must be a full-time or part-time active employee in order to be eligible for a payment. The individual would be eligible for a payment on a pro-rata basis for the portion of FY 2001 in which he/she was a full-time or part-time active employee.

3.   Calculation of PIP Payment for Employees (excluding key executive list)

Total company operating income excluding one-time merger and acquisition related costs, interest and other income expense, and operating income from new acquisitions during the year is the metric for achievement of plan goals.

                                              PIP Payment
                                              -----------

     Less than 85% of Plan    0% payment
     85% to *100% of Plan     7% of base wages during the measurement period
     100% to 115%             9% of base wages during the measurement period
     **115%                  11% of base wages during the measurement period

* Denotes less than
** Denotes more than

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4.   Key Executive PIP Payment

Fully diluted earnings per share from continuing operations excluding one-time merger and acquisition related costs is the metric for this payment. It includes interest and other income/expense, and operating income from new acquisitions during the year. The Compensation Committee of the Board of Directors may adjust earnings per share targets due to significant financial events during the year.

                                                      PIP Payment
                                                      -----------

     Less than 85% of Plan             0% payment
     85% to *100% of Plan            .20% of defined profit per key exec
     100% to 115%                    .25% of defined profit per key exec
     **115%                          .30% of defined profit per key exec

The defined profit is pre-tax, pre-PIP income from continuing operations excluding one-time merger and acquisition related costs.

5.   Frequency and Timing of Payments

After the completion of each fiscal quarter, a PIP payment will be calculated based on the financial metrics as defined in section 1 above. Each quarter is independent from the standpoint of the quarterly PIP payment calculation. C-COR.net Corp.'s rolling financial forecast will be consulted with respect to the projected total company operating income and earnings per share (as defined above) for the entire fiscal year. If the rolling forecast reflects a lower PIP
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payment percentage for the year relative to the actual results for the quarter, the lower percentage corresponding to the rolling forecast results will be used
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to calculate the PIP payments. If the rolling forecast reflects a higher PIP payment percentage for the year relative to the actual results for the quarter, the lower percentage dictated by the actual quarterly results will be used to
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calculate PIP payments.

If sufficient total operating income and/or earnings per share have been generated to warrant a quarterly PIP payment, each eligible employee will be
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paid one-half of the PIP payment calculated for him/her for the fiscal quarter.
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The payment will be made as soon as practically possible, immediately after the
Company's Board of Directors reviews the quarterly financial results and agrees to the payment. The Board generally reviews the financial results at mid-month following the end of each fiscal quarter, except at fiscal year-end. Note that the Board of Directors has complete discretion in administering and interpreting the PIP Plan.

The remaining one-half payment from each of the first three fiscal quarters will be accrued (held back) through the end of the fiscal year. After the financial audit has been completed for the fiscal year and the Board of Directors has reviewed the annual financial results (mid-August), a payment (assuming the financial results support one) will be disbursed to all eligible employees as soon as practically possible. The payment will consist of the following:

a) The remaining 1/2 payment "held back" from the first quarter of the fiscal year
b) The remaining 1/2 payment "held back" from the second quarter of the fiscal year
c) The remaining 1/2 payment "held back" from the third quarter of the fiscal year

* Denotes less than
** Denotes more than

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d)  The fourth quarter payment as well as the amounts "held back" over the first three quarters.

Note that improvement or deterioration of financial results in subsequent quarters can either positively or negatively impact the year-end payment with respect to the amount(s) "held back" from earlier quarters.

6.   Definition of base wages

Base wages are defined as the total base wages of an employee at the end of each measurement period, not including any special compensation such as the reimbursement of moving expenses, one-time bonuses, or the exercise of stock options. Base wages do not include overtime, however shift differential will be included in the calculation of base wages when applicable.

7.   Administration

(a) The Compensation Committee of the Board of Directors oversees the Plan, which shall be administered by the President and CEO and such other employees of the Company as may be appointed by the President and CEO.

(b) Subject to the provisions of the Plan, the President and CEO shall have the sole authority and discretion:

     i)   to construe and interpret the Plan;

     ii) to determine and recommend to the Board of Directors for approval, the amount of payments to be made under the Plan and the status and rights of any participant or beneficiary to payments under the Plan;

     iii) to decide all questions concerning the Plan and to make all other determinations and to take all other steps necessary or advisable for the administration of the Plan.

     All decisions made by the President and CEO pursuant to the provisions of the Plan shall be made in his or her sole discretion and shall be final, conclusive, and binding upon all parties.

8.   Right to Withhold Taxes

The Company shall have the right to withhold such amounts from any payment under this Plan as it determines necessary to fulfill any federal, state, or local wage or compensation withholding requirements.

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9.   Non-Transferability of Rights

A participant's rights and interests under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in an event of the participant's death), including, but not limited to, by way of execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such rights or interests of any participant under the Plan shall be subject to any obligation or liability of such participant other than any obligations or liabilities owed by the Participant to the Company.

10.  No Right to Continued Employment

Neither the Plan, nor any compensation payable under the Plan, shall confer upon any participant any right to continuance of employment by the Company or any affiliate of the Company nor shall they interfere in any way with the right of the Company or any affiliate of the Company to terminate any participant's employment at any time.

11.  No Claim Against Assets

Nothing in this Plan shall be construed as giving any participant or his or her legal representative, or designated beneficiary, any claim against any specific assets of the Company or any affiliate or as imposing any trustee relationship upon the Company or any affiliate in respect of the participant.

The Company shall not be required to segregate any assets in order to provide for the satisfaction of the obligations hereunder. If and to the extent that the participant or his or her legal representative or designated beneficiary acquires a right to receive any payment pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or any affiliate.

12.  Company's Books and Records Conclusive

The Company's books and records, and internal accounting procedures, will be conclusive for all purposes under the Plan.

13.  Amendment or Termination

The Company may at any time, terminate or modify or amend the Plan in any respect, at any time prior to payment for a fiscal quarter.

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14.  No Other Agreements or Understandings

Except as expressly provided herein, this Plan represents the sole agreement between the Company and participants concerning its subject matter and it supersedes all prior agreements, arrangements, understandings, warranties, representations, and statements between the parties concerning its subject matter.

15.  Governing Law

The Plan and all actions taken pursuant thereto shall be governed by, and construed in accordance with, the laws of the State of Pennsylvania applied without regard to conflict of law principles.

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                                 Attachment A
                                 ------------

                                Mary G. Beahm*

                                 David J. Eng*

                            Lawrence R. Fisher Jr.*

                              William T. Hanelly*

                              William J. Milliron

                             Gerhard B. Nederlof*

                               Carrie M. Packer

                               David A. Woodle*

                              Joseph E. Zavacky*

* denotes Officer of the company

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